Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2018 with respect to the consolidated financial statements of Elevate Credit, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas
February 8, 2019